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                                                                    Exhibit 23.4





             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


NHancement Technologies Inc.
Fremont, California


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 13, 1998, relating to the consolidated financial statements of NHancement Technologies Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997. Our report contains an emphasis paragraph regarding the fact that the Company purchases substantially all of its inventory requirements from one vendor and that such vendor has announced its intentions to sell its customer premise equipment business which services the largest portion of the Company's current business.


We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                /s/ BDO Seidman, LLP
                                                --------------------------

                                                BDO SEIDMAN, LLP


San Francisco, California
May 29, 1998